Exhibit 99.B(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 121 to Registration Statement No. 033-00488  on Form N-1A  of our reports  dated July 28, 2016, relating to the financial statements and financial highlights of PNC Retirement Income Fund, PNC Target 2020 Fund, PNC Target 2030 Fund, PNC Target 2040 Fund, and PNC Target 2050 Fund, PNC Balanced Allocation Fund, PNC International Equity Fund, PNC International Growth Fund, PNC Large Cap Core Fund, PNC Large Cap Growth Fund, PNC Large Cap Value Fund, PNC Mid Cap Fund,  PNC Multi-Factor Small Cap Core Fund, PNC Multi-Factor Small Cap Growth Fund, PNC Multi-Factor Small Cap Value Fund,   PNC Small Cap Fund, PNC Mid Cap Index Fund, PNC S&P 500 Index Fund, PNC Small Cap Index Fund, PNC Bond Fund, PNC Government Mortgage Fund, PNC High Yield Bond Fund, PNC Intermediate Bond Fund, PNC Limited Maturity Bond Fund, PNC Total Return Advantage Fund, PNC Ultra Short Bond Fund, PNC Intermediate Tax Exempt Bond Fund, PNC Maryland Tax Exempt Bond Fund, PNC Ohio Intermediate Tax Exempt Bond Fund, PNC Tax Exempt Limited Maturity Bond Fund, PNC Government Money Market Fund, PNC Tax Exempt Money Market Fund, and PNC Treasury Money Market Fund, each a series of PNC Funds, appearing in the Annual Reports on Form N-CSR of PNC Funds for the year ended May 31, 2016,  and  to  the  references  to  us  under  the  heading “Independent  Registered  Public  Accounting  Firm”  and  “Financial  Statements”  in  the  Statement  of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 21, 2017